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                                                                EXHIBIT 10e(ii)



                                                            Community Shores LLC

No. R-
      ----
                        COMMUNITY SHORES BANK CORPORATION

                         FLOATING RATE SUBORDINATED NOTE
                                DUE JUNE 30, 2006

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THIS NOTE IS SUBJECT TO RESTRICTIONS ON SALE, PLEDGE AND OTHER TRANSFERS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER AND ISSUER OF THIS NOTE, INCLUDING RESTRICTIONS REQUIRING, IN MOST CASES, THE ISSUER'S CONSENT PRIOR TO ANY SALE, PLEDGE OR OTHER TRANSFER.

         THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF COMMUNITY SHORES BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS NOTE IS SUBORDINATE TO THE CLAIMS OF CERTAIN OTHER CREDITORS OF THE COMPANY, IS INELIGIBLE TO SECURE A LOAN FROM COMMUNITY SHORES BANK, AND IS UNSECURED.

         Community Shores Bank Corporation, a Michigan corporation (the "Company"), for value received, hereby promises to pay to

                            *** COMMUNITY SHORES LLC,
                    A MICHIGAN LIMITED LIABILITY COMPANY ***

or permitted registered assigns, on June 30, 2006, the principal sum of Thirty-Five Thousand Dollars and to pay interest on the unpaid principal amount of this Note from the date of this Note or from the most recent Interest Payment Date to which interest hereon has been paid or duly provided for, whichever is later, quarterly in arrears on the 15th day of April, July, October, and January (each an "Interest Payment Date") in each year commencing on October 15, 2000, at the Adjusted Firstar Prime Rate until the principal of this Note is paid or made available for payment. The Adjusted Firstar Prime Rate is the per annum rate announced from time to time by Firstar Bank, N.A. as its prime rate, or if that rate is not practical to determine for any period than during such



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period the prime rate prevailing at the time in the State of Michigan, plus in either case one and one-half percent (1 1/2 %) per annum.

         Interest on overdue interest will be payable on demand at the rate of ten percent (10%) per annum. During the continuance of any Event of Default (as defined in the Purchase Agreement referred to below) the per annum rate of interest payable on the unpaid principal balance of this Note will increase from the Adjusted Firstar Prime Rate to two percent (2%) per annum above the Adjusted Firstar Prime Rate.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest which shall be the 15th day (whether or not a business day) of the calendar month immediately preceding an Interest Payment Date, notwithstanding the cancellation of this Note upon any transfer or exchange of this Note subsequent to such Regular Record Date and prior to such Interest Payment Date. The principal of and interest on this Note shall be payable at the principal office of the Company in Muskegon County, Michigan; provided, however, that payment of interest or principal may be made at the option of the Company by check mailed to the address of the person entitled to the payment as such address may appear on the Note Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least one (1) days prior written notice to the person in whose name this Note is registered.

         This Note is one of a duly authorized issue of subordinated notes of the Company designated as its Floating Rate Subordinated Notes Due June 30, 2006 (the "Floating Rate Subordinated Notes"), limited in aggregate principal amount to $4,000,000. This Note is issued under and pursuant to a Subordinated Note Purchase Agreement dated September 27, 2000, by and between the Company and the initial registered owner of this Note (the "Purchase Agreement") to which Purchase Agreement and any amendments to it reference is made for a description of the rights, limitations of rights, obligations, and duties of the Company and the person in whose name this Note is registered, and the terms upon which the Notes are, and are to be, registered and delivered.

         The payment of principal of and interest on this Note is expressly subordinated, as provided in the Purchase Agreement to the payment of any and all Senior Debt of the Company, as defined in the Purchase Agreement, which includes all obligations of the Company for borrowed or purchased money, whether outstanding at the date of the Purchase Agreement or subsequently incurred, other than obligations evidenced by the Company's Floating Rate Subordinated Notes that are now outstanding or later issued. This Note is not superior in right of payment to the other Floating Rate Subordinated Notes, but instead shall rank pari passu with all of the other Floating Rate Subordinated



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Notes. This Note is issued subject to such provisions of the Purchase Agreement, and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

         This Note is issuable only as a registered Note without coupons in minimum denominations of $1,000. No service charge will be made for any transfer or exchange of this Note, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. The Company may treat the person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment and for all other purposes whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

         As provided in the Purchase Agreement and subject to certain limitations set forth in the Purchase Agreement, this Note is transferable on the Note Register of the Company, upon surrender of this Note for transfer at the principle office of the Company in Muskegon County, Michigan, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by, the registered holder of this Note.

         The interest rate payable on this Note may be increased under certain circumstances as provided for in Section 10 of the Purchase Agreement.

         No reference in this Note to the Purchase Agreement and no provisions of this Note or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, the principal of and interest on this Note at the time and place, at the rate and in the currency prescribed in this Note.

         Community Shores Bank Corporation has caused this Note to be executed in its corporate name by the manual signature of its duly authorized officer.

Date:    September 27, 2000

                                         COMMUNITY SHORES BANK CORPORATION

                                         BY:
                                            ------------------------------------

                                             ITS:
                                                 -------------------------------





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